NeuroMetrix Announces One-for-Eight Reverse Stock Split
WOBURN, Mass., Nov. 20, 2023 (GLOBE NEWSWIRE) -- NeuroMetrix, Inc. (NASDAQ: NURO) today announced that it will effect a one-for-eight reverse split of its common stock, effective at 5:00 pm on November 21, 2023 (the “Effective Time”). The shares underlying the Company's outstanding options will also be adjusted accordingly.
The reverse stock split is intended to increase the per share trading price of the Company's common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market. As a result of the reverse stock split, every eight shares of the Company's common stock issued and outstanding at the Effective Time will be consolidated into one issued and outstanding share, with no change in the nominal par value per share of $0.0001. No fractional shares will be issued as a result of the reverse stock split. Shareholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu thereof at a price equal to that fractional share to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock on the Nasdaq Capital Market, as adjusted for the reverse stock split, on November 21, 2023. The Company’s number of authorized shares of common stock will remain at 25,000,000 shares.
Trading of the Company's common stock on the Nasdaq Capital Market will continue, on a split-adjusted basis, with the opening of the markets on Wednesday, November 22, 2023, under the new CUSIP number 641255880 and the symbol "NURO". Immediately subsequent to the reverse stock split, there will be approximately 1,091,675 shares of the Company's common stock issued and outstanding.
The Company has retained its transfer agent, EQUINITI TRUST COMPANY, LLC ("EQ"), to act as its exchange agent for the reverse split. EQ will provide shareholders of record as of the effective date with instructions for the exchange of their stock certificates. Shareholders holding their shares in book-entry form and/or owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to their brokers' particular processes, and will not be required to take any action in connection with the reverse stock split.
For more information regarding the Company's reverse stock split, please refer to the proxy statement filed by the Company with the Securities and Exchange Commission on Schedule 14A on September 11, 2023.
About NeuroMetrix
NeuroMetrix is a commercial stage healthcare company that develops and commercializes neurotechnology devices to address unmet needs in the chronic pain and diabetes markets. The Company's products are wearable or hand-held medical devices enabled by proprietary consumables and software solutions that include mobile apps, enterprise software and cloud-based systems. The Company has two commercial brands. Quell® is a wearable neuromodulation platform. DPNCheck® is a point-of-care screening test for peripheral neuropathy. For more information, visit www.neurometrix.com.

Forward-Looking Statements
The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical facts and relate to future events or circumstances and the Company’s future performance. These statements include, without limitation, statements related to the Company’s future stock price, the effect of the reverse stock split on shareholders, and the Company’s ability to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those referred to in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission. The Company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.
Thomas T. Higgins
SVP and Chief Financial Officer
neurometrix.ir@neurometrix.com